FIRST AMENDMENT TO LEASE
(Bangor, Maine)

           THIS FIRST AMENDMENT TO LEASE ("Amendment") is made this 10th day of January, 2000 (hereinafter the "Effective Date"), between 1216 HAMMOND STREET, LLC, a New Hampshire limited liability company (as successor in interest to Jim Joy Holdings, LLC, a New Hampshire limited liability company) ("Landlord"), and NATIONSRENT USA, INC., a Delaware corporation (as successor in interest by merger to NationsRent of New Hampshire, Inc.), its successors and/or assigns ("Tenant").

R E C I T A L S

           WHEREAS, Jim Joy Holdings, LLC, as landlord, and NationsRent of New Hampshire, Inc., as tenant, executed that certain Lease Agreement dated December 14, 1998 (the "Lease") for certain premises located at 1216 West Hammond Street, Bangor, Maine, as more particularly described in the Lease ("Existing Premises");

           WHEREAS, Jim Joy Holdings, LLC assigned its interest in the Lease to Landlord pursuant to an Assignment of Lease dated September 17, 1999;

           WHEREAS, Tenant desires to lease an additional eight thousand (8,000) square feet of space from Landlord ("Additional Premises") to be constructed by Landlord on the Existing Premises and Tenant desires that Landlord renovate the building located on the Existing Premises for Tenant; and

           WHEREAS, the parties desire to amend the Lease upon the terms and conditions as are referenced herein.

          NOW, THEREFORE, based upon the foregoing mutual promises and the sum of Ten Dollars ($10.00) and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, it is agreed as follows:

           1.     Definitions. Capitalized terms in this Amendment shall have the same meaning as such capitalized terms have in the Lease, unless otherwise noted in this Amendment. Additionally, the following terms are defined as follows:

a. The term "Additional Premises" shall mean the additional space containing eight thousand (8,000) square feet which shall be constructed by Landlord in accordance with the Approved Drawings and Specifications (as hereinafter defined) and Landlord's Work Requirements (as hereinafter defined) and shall form a part of the Existing Premises.

b. The term "Approved Drawings and Specifications" shall collectively mean those plans and specifications for "Landlord's Work to the Additional Premises" (as hereinafter defined) and those plans and specifications for "Landlord's Work to the Existing Premises" (as hereinafter defined); both of which have been prepared by Landlord, at its sole cost and expense and approved by Tenant in writing; an index of which is attached hereto and made a part hereof as Exhibit "F-1".

c. The term "Delivery Date" shall mean February 1, 2000, provided, however, that: (i) exclusive possession of the Additional Premises is delivered to Tenant broom clean and free of all tenancies (except for the Lease) with all of Landlord's Work to the Additional Premises completed by Landlord in accordance with Approved Drawings and Specifications and in accordance with the Landlord's Work Requirements; (ii) all of Landlord's Work to the Existing Premises (as hereinafter defined) shall be completed by Landlord in accordance with the Approved Drawings and Specifications and in accordance with Landlord's Work Requirements; (iii) exclusive possession of the Third Party Tenant Space (as hereinafter defined) is delivered to Tenant with all of Landlord's Work completed by Landlord in accordance with the Approved Drawings and Specifications and in accordance with Landlord's Work Requirement as set forth in Paragraph 16 of this Amendment; (iv) Landlord has delivered to Tenant a duly executed Memorandum of Lease in the form attached hereto and made a part hereof as Exhibit "G"; (v) Landlord has obtained and delivered to Tenant a duly executed Non-Disturbance Agreement in the form attached as Exhibit "H" from all lenders having a lien or security interest on the Premises hereto and made a part hereof; (vi) Landlord has obtained and delivered to Tenant a municipal quit claim deed from the City of Bangor sufficient to remove that Municipal Tax Lien recorded June 29, 1994 in Volume 5662, Page 49, Pendoscot County Records; (vii) Landlord shall have obtained all required governmental consents, permits and approvals with respect to Landlord's Work (as hereinafter defined) to enable Tenant to fixture, receive merchandise and open for business in the Premises, including, without limitation, a final and unconditional certificate of occupancy ("Certificate of Occupancy"), a copy of which shall be delivered to Tenant; (viii) Landlord shall have complied in all respects with Landlord's Work Requirements; and (ix) Landlord shall have obtained and delivered to Tenant an architect's certificate of completion with respect to Landlord's Work.

d. The term "Existing Premises" shall mean the Premises currently being leased from Landlord by Tenant.

e. The term "Landlord's Work" shall collectively mean Landlord's Work to the Additional Premises, Landlord's Work to the Existing Premises and Landlord's Work Requirements:

f. The term "Landlord's Work Requirements" shall mean all of the terms, conditions and requirements set forth on Exhibit "F-2" attached hereto and made a part hereof.

g. The term "Landlord's Work to the Additional Premises" shall mean all work required to be completed by Landlord, at its sole cost and expense, with respect to Additional Premises (including, without limitation, any work that may be required with respect to the on-site improvements and off-site improvements) in accordance with the Approved Drawings and Specifications and Landlord's Work Requirements.

h. The term "Landlord's Work to the Existing Premises" shall mean all work required to be completed by Landlord, at its sole cost and expense, to renovate the Existing Premises in accordance with the Approved Drawings and Specifications and Landlord's Work Requirements.

i. The term "Outside Delivery Date" shall mean February 1, 2000.

j. The term "Premises" shall collectively mean the Additional Premises, the Existing Premises and commencing on the Delivery Date and thereafter throughout the Term, the Third Party Tenant Space.

           2.     Landlord's Work. Landlord shall, at its sole cost and expense, complete Landlord's Work in accordance with the Approved Drawings and Specifications and Landlord's Work Requirements. Tenant shall have the right to approve the general contractor to be used by Landlord in performing Landlord's Work hereunder and Tenant shall also have the right to approve the construction contract to be entered into by Landlord for Landlord's Work, such approval not to be unreasonably withheld or delayed.

           3.     Delivery Date. Landlord agrees to use diligent efforts to complete Landlord's Work in accordance with the Approved Drawings and Specifications and deliver possession of the Additional Premises to Tenant by the Delivery Date. Notwithstanding anything contained herein to the contrary, if the Delivery Date has not occurred by the Outside Delivery Date, for any reason whatsoever, Tenant shall have the right, in its sole discretion, to (i) terminate this Lease any time thereafter upon written notice thereof given to Landlord prior to the Delivery Date actually occurring or (ii) cure any item Landlord fails to complete by the Delivery Date and offset the reasonable costs to cure same from Rent and all monetary obligations of Tenant under this Lease until recouped.

           4.     Commencement of Construction. If Landlord shall not have (a) obtained all governmental permits, consents and approvals required for Landlord's Work and (b) commenced the construction of Landlord's Work within thirty (30) days of the Effective Date, then, at any time thereafter, but prior to Landlord having obtained such permits, consents and approvals and commencing Landlord's Work, Tenant shall have the right to terminate this Lease by giving Landlord written notice thereof. In the event of such termination, Landlord and Tenant shall be released from all obligations and liabilities hereunder.

           5.     Force Majeure. If the performance by Landlord of any of its obligations in this Amendment is delayed by reason of the act or neglect of Tenant, act of God, riot, insurrection, strike, labor dispute, boycott, governmental restrictions, war, catastrophe or act of the public enemy (collectively "Force Majeure Events"), provided, however, that Landlord has taken reasonable steps to mitigate such circumstances, the period for commencement or completion, as the case may be, of such obligations shall be extended for one (1) day for each day of delay caused by such Force Majeure Event, and provided further, that Landlord has given Tenant written notice of the occurrence of the Force Majeure Event within forty eight (48) hours of the occurrence of such event in order for such Force Majeure Event to delay an event of default hereunder and the notice specifies the amount of the reasonably anticipated length of the delay.

           6.     Punch List Items. Notwithstanding anything contained herein to the contrary, Tenant's occupancy of the Premises shall not constitute acceptance thereof and shall not constitute the occurrence of the Delivery Date until all requirements of the Delivery Date shall have occurred. As soon as practicable, Tenant shall provide Landlord with a list of minor punch list items (the "Punch List Items") which Punch List Items shall not impair Tenant's ability to open and operate in the Premises, adversely effect the use and/or occupancy of the building or other improvement and will not hinder or delay Tenant's fixturization and preparation for Tenant's intended use thereof. Landlord shall, with reasonable diligence, commence to complete or correct the Punch List items promptly after receipt hereof (not to exceed thirty (30) days). Nothing herein shall be deemed to diminish Landlord's obligation to make any repairs, maintenance and replacements (including, without limitation, remedying any latent defects in Landlord's Work) as set forth in the Lease.

           7.     Increased Rent Commencement Date. Provided Landlord has complied with all terms and conditions of this Amendment (including without limitation, all requirements for the Delivery Date to occur), Tenant shall commence payment of its monthly installment of "Increased Rent" (as defined in paragraph 8 herein) on the earlier of the following (the "Increased Rent Commencement Date"): (a) the Delivery Date; or (b) the date that Tenant opens for business to the public in the completed Premises. Notwithstanding any provisions of the Lease to the contrary, the Term is hereby revised so that it shall terminate on the date (the "Lease Termination Date") which is the last day of the month preceding the tenth (10th) anniversary date of the Increased Rent Commencement Date, unless extended by Tenant in accordance with any extension option contained in the Lease. When the Increased Rent Commencement Date has been determined, as provided in this paragraph, Landlord and Tenant shall execute, acknowledge and deliver each to the other, the written statement attached hereto as Exhibit "I" specifying the Increased Rent Commencement Date and Lease Termination Date.

           8.     Increased Rent. Commencing on the Increased Rent Commencement Date and continuing thereafter for the remainder of the Term, Tenant covenants and agrees to pay to Landlord in lawful money of the United States of America, during each Lease year, in addition to the Rent that is payable under the Lease, an annual rental in an amount equal to the reasonable cost paid by Landlord to complete Landlord's Work (not to exceed $550,000.00) ("Landlord's Cost") plus ten percent (10%) thereof, the sum of which shall be divided by the number of remaining years in the Term (the "Increased Rent"). By way of example and not limitation, assuming Landlord's Cost is $550,000.00, then $550,000.00 multiplied by 10% equals $55,000.00. The sum of $55,000 is added to Landlord's Cost of $550,000.00 totaling $605,000.00, which sum of $605,000.00 is divided by the number of remaining years in the Term which will be ten (10) years (pursuant to Paragraph 7 above). Accordingly, Tenant shall pay the amount of $60,500.00 annually as Increased Rent. The Increased Rent shall be payable in equal monthly installments each in the amount of $5,041.67, in advance on or before the first day of each and every calendar month of the Term of the Lease together with the Rent in the amount of $2,650.00 per month so that the total amount of the Increased Rent and Rent shall be $7,691.67 per month. The Increased Rent shall be paid in addition to and over and above all other Rent and other charges to be paid by Tenant under the Lease. Appropriate prorations shall be made if the Increased Rent Commencement Date is not on the first day of a calendar month, or if the date of termination of the Lease is not on the last day of a calendar month. Within thirty (30) days after the Increased Rent Commencement Date, Landlord shall provide Tenant with documentation substantiating Landlord's Cost. In the event Landlord's Cost is less than $550,000.00, then Increased Rent shall be recalculated utilizing the formula set forth above and the payment of Increased Rent shall be correspondingly adjusted.

           9.     Rent for Extension Terms. As set forth in Paragraph 3.2 of the Lease, Tenant shall have the right to extend the Term of the Lease for two (2) additional terms of five (5) years each. Landlord and Tenant hereby acknowledge and agree that the Rent to be paid by Tenant to Landlord during the First Extension Term shall be two percent (2%) greater than the Rent (including Increased Rent) payable during the initial Term of the Lease, and that the Rent to be paid by Tenant to Landlord during the Second Extension Term shall be two percent (2%) greater than the Rent payable during the First Extension Term.

           10.     Warranties. The provisions of Article 5 of the Lease notwithstanding, in no event shall Tenant be responsible in any way for any replacement or repair required under the Lease that is covered under any guaranties or any applicable warranties. Landlord shall, at Landlord's sole cost and expense (and, notwithstanding any provision of the Lease to the contrary, not to be charged to Tenant under the Lease), remedy any latent defects, including, without limitation, defects arising out of or relating to Landlord's Work. Landlord hereby assigns to Tenant (to the extent assignable) all warranties, if any, received by Landlord from contractors, subcontractors, suppliers, manufacturers and for material for construction of that portion of the Improvements which is the Landlord's Work but which will be Tenant's maintenance or repair responsibility; alternatively, Landlord shall allow Tenant to enforce such warranties, if any, in Landlord's name at no cost or liability to Landlord. Within thirty (30) days of the Delivery Date, Landlord shall provide Tenant with close out books assigning warranties and guaranties required herein to Tenant.

           11.     Builder's Risk Insurance. From and after the date of the commencement of construction of Landlord's Work and through the completion of construction, Landlord shall procure and maintain, at its sole cost and expense, a builder's risk policy in an amount equal to the full replacement value of the improvements being constructed by Landlord hereunder.

           12.     Title. Notwithstanding anything in the Lease to the contrary, Landlord represents and warrants to Tenant that no mortgages, deeds of trusts or liens or encumbrances of any nature presently encumber title to the Premises except as set forth on Exhibit "J", attached hereto and incorporated herein by this reference and that none of said encumbrances shall underlie the Premises, prohibit or impair the use of the Premises as contemplated in the Lease or cause Tenant to make any expenditures other than those expressly contemplated in the Lease.

           13.     No Defaults. The parties acknowledge that the Lease is in full force and effect and that there are no defaults thereunder, nor, to the best of each parties' knowledge, does any state of facts exist which with the passage of time or the giving of notice, or both, would constitute a default by either party under the Lease. Each party represents to the other that there is no defense, counterclaim or offset, or other claim presently existing or arising out of the Lease. Each party warrants and represents to the other that it has full right and authority to enter into this Amendment, and that the person signing the Amendment on behalf of each party is duly authorized by all necessary corporate and legal action to do so.

           14.     Brokers. Landlord and Tenant each warrant to the other that no broker or agent has been employed with respect to this Amendment and each agrees to indemnify and hold the other harmless from any claims by any broker or agent claiming compensation in respect of this Amendment alleging an agreement by Landlord or Tenant, as the case may be.

           15.     Premises. Notwithstanding anything contained herein to the contrary, all references in the Lease and this Amendment to the "Premises" shall hereinafter include the Existing Premises, the Additional Premises and commencing on the Delivery Date and thereafter throughout the Term, the Third Party Tenant Space.

           16.     Third Party Tenant Space. Landlord represents and warrants to Tenant that the unrelated third party tenant previously leasing a portion of the Existing Premises (the "Third Party Tenant Space") has vacated same and said lease terminated on August 15, 1999. Commencing on the Delivery Date and thereafter throughout the Term, Tenant shall have the exclusive right to use and occupy such Third Party Tenant Space which Third Party Tenant Space will form a part of the Premises. On the Delivery Date, said Third Party Tenant Space will be delivered to Tenant with Landlord's Work completed in accordance with the Approved Drawings and Specifications and Landlord's Work Requirements and in good repair and condition, broom clean and free of all tenancies and trade fixtures. Commencing on the Delivery Date and thereafter throughout the Term, Tenant shall no longer be entitled to a credit in the amount of Eight Hundred Fifty Dollars ($850.00) against its monthly installment Rent; monthly installments of Rent shall be payable in the amount set forth in Article 4.1 of the Lease subject to Articles 7 and 8 of this Amendment. Accordingly, Article 4.1 of the Lease shall be amended to delete the last three sentences of Article 4.1 of the Lease.

           17.     Lease Commencement Date. Landlord and Tenant acknowledge and agree that the Lease Commencement Date occurred on December 14, 1998.

           18.     Interpretation. The Lease, as modified by this Amendment, supersedes any and all other agreements regarding the Lease, either oral or in writing; this Amendment together with the Lease contains all of the covenants and agreements between the parties with respect to the Premises; and each party to this Amendment acknowledges and agrees that no representations, inducements, promises or statements, written, oral or implied, have been made by any party or anyone acting on behalf of any party which are not embodied herein, or in the Lease, and each party agrees that no agreement, covenant, representation, inducement, promise or statement not set forth in writing in either this Amendment or the Lease shall be valid or binding.

           19.     Conflicts. The Lease is hereby amended to effectuate the intent of this Amendment. In the event of any conflict between the terms of the Lease and this Amendment, the terms of this Amendment shall prevail and control in the interpretation, operation and effect thereof. Except as modified by this Amendment, the Lease is and shall remain unmodified and in full force and effect, in accordance with the terms thereof.

           20.     Counterparts. This Amendment may be executed in counterparts, each of which shall be considered an original and, when taken together, shall constitute one and the same instrument.

           21.     Joint and Several Liability. In the event either party hereto consists of more than one individual or entity, the liability of such individuals or entities, as the case may be, hereunder shall be joint and several.

           22.     Governing Law. The provisions of this Amendment shall be governed by and construed in accordance with the laws of the State of Maine.

[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

Witnesses: __________________________________ Print Name: Barbara M. Thompson __________________________________ Print Name: _________________________	LANDLORD: 1216 HAMMOND STREET, LLC a New Hampshire limited liability company By:_________________________________ Francis P. Rich, Jr., Managing Member

STATE OF NEW HAMPSHIRE COUNTY OF ROCKINGHAM	) )ss: )

           The foregoing instrument was acknowledged before me this 10th day of January, 2000, by Francis P. Rich, Jr. as Managing Member of 1216 HAMMOND STREET, LLC, a New Hampshire limited liability company, on behalf of the company. He is personally known to me or has produced a driver's license as identification.

___________________________________________ NOTARY PUBLIC Print Name Stephen J. Guerra, Sr. Commission No.: ______________________________ My Commission Expires: July 31, 2001 [NOTARIAL SEAL]

Witnesses: __________________________________ Print Name: Georgette McKee __________________________________ Print Name: Sheri Freeman-Matterson	TENANT: NATIONSRENT USA, INC., a Delaware corporation By:_________________________________ Name: Jorge L. Martin Title: Vice President (Corporate Seal)

STATE OF FLORIDA COUNTY OF BROWARD	) ) ss: )

           The foregoing instrument was acknowledged before me this 13th day of January, 2000 by Jorge L. Martin as Vice President of NATIONSRENT USA, INC., a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.

___________________________________________ NOTARY PUBLIC Print Name Doris Rodriguez Commission No.: CC545184 My Commission Expires: 5/31/2000 [NOTARIAL SEAL]

EXHIBIT "F-1"

           INDEX TO THE APPROVED DRAWINGS AND SPECIFICATIONS; PROVIDED, HOWEVER, THAT, IN THE EVENT THE SAME HAVE NOT BEEN PREPARED BY LANDLORD AND APPROVED BY TENANT IN WRITING AS OF THE EFFECTIVE DATE, THEN THE FOLLOWING PROVISION SHALL GOVERN:

           Within ten (10) days after the Effective Date, Landlord, at Landlord’s sole cost and expense, shall cause to be prepared and delivered to Tenant for Tenant’s approval one (1) set of drawings and specifications (“Drawings and Specifications”) for Landlord’s Work. Within thirty (30) days after receipt of the Drawings and Specifications, Tenant shall notify Landlord in writing of any changes or revisions required by Tenant to said Drawings and Specifications. Landlord shall thereafter promptly make all changes or revisions required by Tenant until approved by Tenant. Tenant’s approval shall be evidenced by Tenant causing one (1) set of such Drawings and Specifications to be initialed on its behalf and returned to Landlord. The Drawings and Specifications as approved by Tenant shall be referred to herein as the “Approved Drawings and Specifications”.

EXHIBIT "F-2"

LANDLORD'S WORK REQUIREMENTS

           1. On or before the Delivery Date, Landlord agrees to perform Landlord's Work at its sole cost and expense and in accordance with the Approved Drawings and Specifications, which Landlord's Work shall include, without limitation, all of the following:

                      (a) Landlord's Work shall be completed in accordance with the Approved Drawings and Specifications, with all utility services, equipment and systems therein fully operational.

                      (b) Landlord's Work shall be delivered to Tenant by Landlord in a neat and clean condition, lien free and free of all tenants and occupants.

                      (c) The paving and striping of parking areas, installation of light standards and all other on-site improvements required for Tenant to open for business and receive the Certificate of Occupancy shall be completed. In addition, such street, storm drainage, traffic signalization, and other off site improvements required for Tenant to open for business and receive the Certificate of Occupancy shall be completed.

                      (d) All signage which Landlord is required to construct pursuant to the Approved Drawings and Specifications shall be installed and all wiring and electrical connections therefor completed and in working order, and all governmental permits and approvals required for the installation of Tenant's building sign(s) shall have been obtained.

                      (e) Landlord's Work shall be in full compliance with all laws, codes, regulations and other governmental requirements including, without limitation, the "Americans with Disabilities Act," and Tenant shall be in a position to receive the Certificate of Occupancy from the appropriate municipal authority for the use and occupancy thereof.

           2. Landlord understands that it will be performing Landlord's Work simultaneously while Tenant is open and operating for business in the Existing Premises. Accordingly, Landlord's Work shall be accomplished in a diligent and expeditious manner. Landlord shall take all reasonable measures to minimize any disruption or interference to Tenant's use and occupancy of the Existing Premises (including, without limitation, staging and sequencing Landlord's Work). Landlord shall be permitted to place its construction trailer and materials on the Premises in an area that is reasonably acceptable to Tenant. Landlord agrees to perform Landlord's Work in a neat, safe and workmanlike manner so as to keep the Premises reasonably free of construction trash and debris. Any work performed to the parking area or driveways shall be undertaken so as to minimize the impact upon traffic circulation and access in and to the Existing Premises. Any work performed any storm drain or utility, sewer, water, gas or telephone lines shall be performed so as to minimize interference with the provision of such services to the Existing Premises. Landlord shall take appropriate precautions for the safety of Tenant, its employees, invitees and customers so as to protect against personal injury and property damage to Tenant, its employees, invitees and customers and shall indemnify, defend and hold Tenant harmless from all damages, losses or claims attributable to the performance of Landlord’s Work. If Tenant notifies Landlord of any violation of the foregoing paragraph which interferes with Tenant’s use and occupancy of the Existing Premises, then Landlord shall immediately cease such violation. If Landlord fails to immediately cease such violation, then Tenant shall be entitled to take reasonable action to cure such violation and offset the reasonable costs incurred with respect to same from Rent and any other monetary obligations payable by Tenant hereunder.

           3. Landlord and Tenant agree that all changes to the Approved Drawings and Specifications shall require the prior written approval of Tenant. Tenant shall further be entitled to make changes to the Approved Drawings and Specifications ("Change Orders") after same have been fully approved by all parties hereto, provided that: (i) Tenant shall be responsible for the reasonable increased cost of construction, if any, which is occasioned by such revisions (provided Tenant shall have approved such increased cost in writing); (ii) if any such revisions delay completion of Landlord's Work, then, for the purpose of determining the Increased Rent Commencement Date, the thirty (30) day period specified in paragraph 7(a) of this Amendment shall be reduced by one (1) day for each day completion of Landlord's Work is delayed by reason of such revisions (provided Tenant shall have approved such delay in writing). Any change to the Approved Drawings and Specifications that results in a cost savings to Landlord shall be netted against any Change Orders which increased the cost of construction. The reconciliation of the Change Orders shall be made within thirty (30) days of the Delivery Date. If a net increase is shown in such reconciliation, the same shall be paid to Landlord within ninety (90) days after the Increased Rent Commencement Date or, if a net decrease is shown in such reconciliation, the same shall be offset against the Increased Rent, as the case may be. No Change Orders which have not been approved in writing by Tenant shall be permitted or allowed hereunder, except for: (a) minor changes in Landlord's Work made by Landlord (which Tenant has received prior written notice of) due to field conditions which do not increase the cost of Landlord's Work, delay the Delivery Date to Tenant or decrease the quality of Landlord's Work hereunder or (b) Change Orders that have been verbally approved by Tenant which do not exceed Five Thousand and 00/100 Dollars ($5,000.00) per Change Order.

           4. Landlord shall, at its own sole expense, obtain all governmental permits, approvals, authorizations and entitlements required for performance of Landlord's Work and occupancy thereof for the purposes permitted under the terms of the Lease (collectively "Permits"). It is understood that Landlord shall be solely responsible for payment of any and all fees, tariffs, taxes or other charges, howsoever denominated, which may be levied or assessed by any governmental or quasigovernmental agency or utility company in connection with issuance of such Permits, including, without limitation, building permit, plan check, inspection, utility connection, and school fees; provided, however, the term "Permits" as used herein shall not include Tenant's business licenses, which shall be obtained by Tenant at its expense. Landlord shall furnish to Tenant copies of all Permits within fifteen (15) days after issuance of same, but in no event later than the Delivery Date.

           5. (i) If Tenant in its discretion elects to open for business to the public prior to issuance of the Certificate of Occupancy, then Increased Rent shall fully abate during any periods in which there is material interference with Tenant's occupancy of the Premises or the conduct of its business operations therein by reason of the action of governmental authority which results from the absence of the Certificate of Occupancy or completion of Landlord's Work. Further, in the event that Tenant elects to open for business to the public although Landlord's Work has not been completed, Increased Rent shall fully abate until such time as Landlord's Work has been completed.

                      (ii) Tenant's election to open for business prior to issuance of the Certificate of Occupancy or prior to completion of Landlord's Work shall not be construed as a waiver of Landlord's obligation to complete Landlord's Work.

           6. Tenant shall have the right to enter the Premises to observe the performance of Landlord's Work, take measurements and commence Tenant's preparation for Tenant's occupancy, even while Landlord is completing Landlord's Work, but such entry by Tenant shall be at Tenant's sole risk and shall not be deemed acceptance of the Premises or a waiver of Landlord's obligation fully to complete Landlord's Work. Any such entry and work performed by Tenant prior to the Delivery Date shall be performed in a manner which does not materially interfere with the completion of Landlord's Work. Landlord and Tenant agree, to the extent reasonably possible, to coordinate their work in the Improvements to the end that Landlord's Work may be completed on the earliest date reasonably practicable.

           7. Landlord shall unconditionally guarantee all work performed by or for Landlord in the construction of Landlord's Work against defective workmanship and materials for the period of one (1) year from the Increased Rent Commencement Date. Landlord shall assign to Tenant any and all guarantees of workmanship and materials which it may receive, and Landlord shall use its best efforts to enforce unexpired, non-assignable warranties and guarantees at Tenant's request and on Tenant's behalf, but such assignment shall not relieve Landlord of any obligations provided in the Lease.

EXHIBIT "G"

FORM OF MEMORANDUM OF LEASE

PREPARED BY AND RETURN TO:

THERESA M. McLAUGHLIN, ESQ.
Akerman, Senterfitt & Eidson, P.A.
450 East Las Olas Boulevard, Suite 950
Ft. Lauderdale, Florida 33301

SPACE ABOVE THIS LINE FOR
RECORDER'S USE

MEMORANDUM OF LEASE

           This is a Memorandum of Lease by and between 1216 HAMMOND STREET, LLC, a New Hampshire limited liability company, hereinafter called Landlord, and NATIONSRENT USA, INC., a Delaware corporation, hereinafter called Tenant. Landlord has granted Tenant a Lease which includes, among others, the following provisions:

1.	Date of Lease: December 14, 1998.
2.	Description of leased Premises: See Exhibit "A" attached hereto.
3.	Lease Commencement Date: December 14, 1998.
4.	Increased Rent Commencement Date: 2-1-2000.
5.	Term: Ten (10) Years from Increased Rent Commencement Date.
6.	Renewal Option(s): Two (2) five (5) year renewal options.
7.	The Lease contains a right of first refusal and an option to purchase both in favor of the Tenant.
8.	The Lease contains the following provision:

Liens. All persons are put on notice of the fact that the Tenant under no circumstances shall have the power to subject the interest of the Landlord in the Premises to any mechanic's or materialman's lien or liens of any kind. All persons who hereafter, during the life of this Lease, may furnish work, services or materials to the Premises upon the request or order of the Tenant or any person claiming under, by or through the Tenant, must look wholly to the interest of the Tenant and not to that of the Landlord. Tenant covenants and agrees with Landlord that Tenant will not permit or suffer to be filed or claimed against the interest of the Landlord in the Premises during the continuance of this Lease, any lien or liens of any kind by any person claiming under, by, through or against the Tenant; and if any such lien is claimed or filed, it shall be the duty of the Tenant, within sixty (60) days after the claim of lien or suit claiming a lien has been filed, to cause the Premises to be released from such claim, either through payment or through bonding with corporate surety or through the deposit into court, pursuant to statute, of the necessary sums of money, or in any other way that will effect the release of the Landlord's interest in the Premises from such claim.

           The purpose of this Memorandum of Lease is to give record notice of the Lease and of the rights created thereby, all of which are hereby confirmed.

           IN WITNESS WHEREOF the parties have executed this Memorandum of Lease as of the dates set forth in their respective acknowledgments.

Witnesses: Print Name:	LANDLORD: 1216 HAMMOND STREET, LLC, a New Hampshire limited liability company By: Francis P. Rich, Jr., Managing Member

STATE OF NEW HAMPSHIRE COUNTY OF ROCKINGHAM	) )ss: )

           The foregoing instrument was acknowledged before me this 10th day of January, 2000, by Francis P. Rich, Jr., as Managing Member of 1216 HAMMOND STREET, LLC, a New Hampshire limited liability company, on behalf of the company. He is personally known to me or has produced a __________________ driver's license or ______________________ as identification.

NOTARY PUBLIC Print Name: Commission No.: My Commission Expires: [NOTARIAL SEAL]

Witnesses: Print Name:	TENANT: NATIONSRENT USA, INC., a Delaware corporation By: Name: Title:

STATE OF _____________ COUNTY OF _____________	) )ss: )

           The foregoing instrument was acknowledged before me this _____ day of ______________________, 1998, by ______________________________ as ________________________ of NATIONSRENT USA, INC., a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced a _______________________ driver's license or ______________________ as identification.

NOTARY PUBLIC Print Name: Commission No.: My Commission Expires: [NOTARIAL SEAL]

EXHIBIT "H"

FORM OF NON-DISTURBANCE AGREEMENT

RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN TO:

THERESA M. MCLAUGHLIN, ESQ.
Akerman, Senterfitt & Eidson, P.A.
450 East Las Olas Boulevard, Suite 950
Ft. Lauderdale, Florida 33301

SPACE ABOVE THIS LINE FOR
RECORDER'S USE

SUBORDINATION, NONDISTURBANCE AND ATTORNMFNT AGREEMENT

           THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made and entered into this the ____ day of , 1999, by NATIONSRENT USA, INC., a Delaware corporation (“Tenant”), FARMINGTON NATIONAL BANK, a national banking association, successor in interest to Peoples Heritage Bank (“Lender”) and 1216 HAMMOND STREET, LLC, a New Hampshire limited liability company (“Landlord”).

RECITALS:

           WHEREAS, Landlord’s predecessor in interest and Tenant’s predecessor in interest executed a Lease dated as of December 14, 1998, as amended by a First Amendment to Lease entered into by Landlord and Tenant (together the “Lease”), a memorandum of which may be recorded, covering Premises therein described located on a parcel of real estate, the legal description of which is attached hereto and incorporated herein by this reference as Exhibit “A” (said parcel of real estate and the Premises being sometimes collectively referred to herein as the “Property”); and

           WHEREAS, Landlord has executed a Mortgage and Security Agreement (the “Mortgage”) dated August 16, 1999 and recorded on August ___,1999 at Book 7147, Page 213, of the Records of Penobscot County, State of Maine in favor of Lender, payable upon the terms and conditions described therein; and

           WHEREAS, it is a condition to said loan that said Mortgage shall unconditionally be and remain at all times a lien or charge upon the Property, prior and superior to the Lease and to the leasehold estate created thereby; and

           WHEREAS, the parties hereto desire to assure Tenant’s possession and control of the Property under this Lease upon the terns and conditions therein contained;

           NOW, THEREFORE, for and in consideration of the mutual covenants and premises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto do hereby agree as follows:

AGREEMENT:

           1. The Lease is and shall be subject and subordinate to the Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all future advances made thereunder.

           2. Should Lender become the owner of the Property, or should the Property be sold by reason of foreclosure, or other proceedings brought to enforce the Mortgage which encumbers the Property, or should the Property be transferred by deed in lieu of foreclosure, or should any portion of the Property be sold under a trustee's sale, this Lease shall continue in full force and effect as a direct lease between the then owner of the Property covered by the Mortgage and Tenant, upon, and subject to, all of the terms, covenants and conditions of this Lease for the balance of the Term thereof remaining, including any extensions therein provided. Tenant does hereby agree to attorn to Lender or to any such owner as its landlord, and Lender hereby agrees that it will accept such attornment.

           3. Notwithstanding any other provision of this Agreement, Lender shall not be (a) liable for any default of any landlord under the Lease (including Landlord), except that Lender agrees to cure any default of Landlord that is continuing as of the date Lender forecloses the Property within thirty (30) days from the date Tenant delivers written notice to Lender of such continuing default, unless such default is of such a nature to reasonably require more than thirty (30) days to cure and then Lender shall be permitted such additional time as is reasonably necessary to effect such cure, provided Landlord diligently and continuously proceeds to cure such default; (b) subject to any offsets or defenses which have accrued prior to the date of foreclosure, unless Tenant shall have delivered to Lender written notice of the default which gave rise to such offset or defense and permitted Lender the same right to cure such default as permitted Landlord under the Lease; (c) bound by any Rent that Tenant may have paid under the Lease more than one month in advance; (d) bound by any amendment or modification of the Lease hereafter made without Lender's prior written consent; (e) responsible for the return of any security deposit delivered to Landlord under the Lease and not subsequently received by Lender.

           4. If Lender sends written notice to Tenant to direct its Rent payments under the Lease to Lender instead of Landlord, then Tenant agrees to follow the instructions set forth in such written instructions and deliver Rent payments to Lender; however, Landlord and Lender agree that Tenant shall be credited under the Lease for any Rent payments sent to Lender pursuant to such written notice.

           5. All notices which may or are required to be sent under this Agreement shall be in writing and shall be sent by first-class certified U.S. mail, postage prepaid, return receipt requested, and sent to the party at the address appearing below or such other address as any party shall hereafter inform the other party by written notice given as set forth above:

If to Landlord:	1216 Hammond Street, LLC 17 Manchester Road Candia, New Hampshire 30304

If to Tenant:	NATIONSRENT USA, INC. 450 East Las Olas Boulevard, Suite 1400 Fort Lauderdale, Florida 33301 Attn: Gene Ostrow

with a copy to:	Akerman, Senterfitt & Eidson, P.A. 450 East Las Olas Boulevard, Suite 950 Fort Lauderdale, Florida 33301 Attn: Theresa M. McLaughlin, Esq.

Lender:	Farmington National Bank 8 Central Street Farmington, New Hampshire 03835 Attn: Senior Vice President

All notices delivered as set forth above shall be deemed effective three (3) days from the date deposited in the U.S. mail.

           6. Said Mortgage shall not cover or encumber and shall not be construed as subjecting in any manner to the lien thereof any of Tenant's improvements or trade fixtures, furniture, equipment or other personal property at any time placed or installed in the Premises. In the event the Property or any part thereof shall be taken for public purposes by condemnation or transfer in lieu thereof or the same are damaged or destroyed, the rights of the parties to any condemnation award or insurance proceeds shall be determined and controlled by the applicable provisions of this Lease.

           7. This Non-Disturbance Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, heirs and assigns and any subsequent owner of the Property secured by the Mortgage.

           8. Should any action or proceeding be commenced to enforce any of the provisions of this Non-Disturbance Agreement or in connection with its meaning, the prevailing party in such action shall be awarded, in addition to any other relief it may obtain, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorney's fees.

           9. Tenant shall not be enjoined as a party/defendant in any action or proceeding which may be instituted or taken by reason or under any default by Landlord in the performance of the terms, covenants, conditions and agreements set forth in the Mortgage.

           IN WITNESS WHEREOF, the parties hereto have caused this Non-Disturbance Agreement to be executed as of the day and year first above written.

Witnesses: Print Name: Print Name:	LENDER: FARMINGTON NATIONAL BANK, a national banking association By: Name: Title:

[Acknowledgment of Lender]

STATE OF ___________________ COUNTY OF __________________	) )ss: )

           The foregoing instrument was acknowledged before me this _____ day of _____________, 1999, by _________________ as ________________ of FARMINGTON NATIONAL BANK, a national banking association, on behalf of the association. He/she is personally known to me or has produced a driver’s license as identification.

NOTARY PUBLIC Print Name: Commission No.: My Commission Expires: [NOTARIAL SEAL]

Witnesses: Print Name: Print Name:	TENANT: NATIONSRENT USA, INC. a Delaware corporation By: Name: Title:

[Acknowledgment By Tenant]

STATE OF FLORIDA COUNTY OF BROWARD	) )ss: )

           The foregoing instrument was acknowledged before me this _____ day of _____________, 1999, by _______________________ as _____________________ of NATIONSRENT USA, INC., a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification.

NOTARY PUBLIC Print Name: Commission No.: My Commission Expires: [NOTARIAL SEAL]

Witnesses: Print Name: Print Name:	LANDLORD: 1216 HAMMOND STREET, LLC, a New Hampshire limited liability company By: Francis P. Rich, Jr. Managing Member

[Acknowledgment By Landlord]

STATE OF __________________ COUNTY OF __________________	) )ss: )

           The foregoing instrument was acknowledged before me this _____ day of _____________, 1999 by Francis P. Rich, Jr. as Managing Member of 1216 HAMMOND STREET, LLC, a New Hampshire limited liability company, on behalf of the company. He is personally known to me or has produced a __________________ driver's license or _____________________ as identification.

NOTARY PUBLIC Print Name: Commission No.: My Commission Expires: [NOTARIAL SEAL]

EXHIBIT "I"

INCREASED RENT COMMENCEMENT ADDENDUM

Landlord and Tenant acknowledge and confirm the following:

1. Increased Rent Commencement Date: 2/01/2000

2. Lease Termination Date: 2/01/2010

TENANT:

NATIONSRENT USA, INC.,
a Delaware corporation

By: __________________________

Name: Jorge L. Martin

Title: Vice President

Date: 1/13/2000

LANDLORD:

1216 HAMMOND STREET, LLC,
a New Hampshire limited liability company

By:
Francis P. Rich, Jr., Managing Member

Date: 1/10/2000

EXHIBIT "J"

TITLE EXCEPTIONS

1.	Mortgage and Security Agreement given by 1216 Hammond Street, LLC, to Farmington National Bank dated August 16, 1999, and recorded in Volume 7147, Page 123.